UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2019

HyreCar Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38561	47-2480487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South Grand Avenue, Suite 1650 Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 688-6769

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HYRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2019, the board of directors (the “Board”) of HyreCar Inc. (the “Company”) authorized amendments (the “Amendments”) to the Company’s issued and outstanding Stock Option and RSU Agreements in connection with participants of the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) and 2018 Equity Incentive Plan (the “2018 Plan”), including the Company’s officers and directors, to provide for acceleration of vesting requirements for such grants upon a Change in Control (as such term is defined in the 2016 Plan and 2018 Plan, respectively).

The foregoing descriptions of the Amendments are not complete and are qualified in their entirety by reference to the full text of the Amendments, copies of which are filed as Exhibit 10.1, 10.2, and 10.3 respectively, to this Current Report on Form 8-K and are hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Amendment to 2016 Stock Option Agreement
10.2	Form of Amendment to 2018 Stock Option Agreement
10.3	Form of Amendment to 2018 Restricted Share Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyreCar Inc.

Date: September 4, 2019	By:	/s/ Joseph Furnari
Joseph Furnari
Chief Executive Officer

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